EXHIBIT 24(c)
February 17, 1999


W. L. Westbrook and Wayne Boston


Dear Sirs:

         Georgia Power Company proposes to file or join in the filing of statements under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to the following: (1) the filing of its Annual Report on Form 10-K for the year ended December 31, 1998, and (2) the filing of its quarterly reports on Form 10-Q during 1999.
         Georgia Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q and any appropriate amendment or amendments thereto and any necessary exhibits.
                                Yours very truly,

                              GEORGIA POWER COMPANY



                              By_/s/H. Allen Franklin
                                      H. Allen Franklin
                                President and Chief Executive
                                           Officer

______________________________                /s/G. Joseph Prendergast
      Daniel P. Amos                            G. Joseph Prendergast



   /s/Juanita P. Baranco                        /s/Herman J. Russell
    Juanita P. Baranco                            Herman J. Russell



     /s/A. W. Dahlberg                     ______________________________
      A. W. Dahlberg                              Gloria M. Shatto



/s/William A. Fickling, Jr.                    /s/William Jerry Vereen
 William A. Fickling, Jr.                       William Jerry Vereen



   /s/H. Allen Franklin                             /s/Carl Ware
     H. Allen Franklin                                Carl Ware



   /s/L. G. Hardman III                          /s/Judy M. Anderson
     L. G. Hardman III                            Judy M. Anderson



     /s/Warren Y. Jobe                          /s/David M. Ratcliffe
      Warren Y. Jobe                             David M. Ratcliffe



  /s/James R. Lientz, Jr.                       /s/Cliff S. Thrasher
   James R. Lientz, Jr.                           Cliff S. Thrasher



      /s/Zell Miller
        Zell Miller

Extract from minutes of meeting of the board of directors of Georgia Power Company.

                               - - - - - - - - - -

         RESOLVED: That for the purpose of signing reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to (a) the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and (b) quarterly filings on Form 10-Q during 1999; and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company and the members of its Board of Directors authorize their several powers of attorney to W. L. Westbrook and Wayne Boston.

                               - - - - - - - - - -

         The undersigned officer of Georgia Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Georgia Power Company, duly held on February 17, 1999, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  March 24, 1999           GEORGIA POWER COMPANY


                                By    /s/Wayne Boston
                                       Wayne Boston
                                    Assistant Secretary